Exhibit 4.1

EXECUTION VERSION

FIFTEENTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

This FIFTEENTH AMENDMENT (this “Amendment”), dated as of July 11, 2024, is among TXU ENERGY RECEIVABLES COMPANY LLC, a Delaware limited liability company, as seller (the “Seller”), TXU ENERGY RETAIL COMPANY LLC, a Texas limited liability company (“TXU”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a national banking association (“CACIB”), as Administrator (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrator”), the PURCHASERS and PURCHASER AGENTS from time to time party to the Agreement (the “Purchasers”) and VISTRA OPERATIONS COMPANY LLC, a Delaware limited liability company (“Vistra”), as Performance Guarantor. Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Agreement (as defined below).

R E C I T A L S

WHEREAS, the parties hereto are parties to the Receivables Purchase Agreement, dated as of August 21, 2018 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”);

WHEREAS, concurrently herewith the parties are entering into an Amended and Restated Purchaser Group Fee Letter (the “Fee Letter”); and

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A G R E E M E N T

SECTION 1. Amendments to the Agreement. The Agreement is hereby amended as follows:

1.1 Section 1.6(a) of the Agreement is amended by adding the following proviso to the end of the last sentence of such section:

; provided, that any distributions to the Purchaser Agent of the CACIB Purchaser Group (for the benefit of the CACIB Purchasers within the CACIB Purchaser Group), shall be made pursuant to that certain notice of tranching of principal balance by the Purchaser Agent of the CACIB Purchaser Group and Atlantic Asset Securitization LLC, dated as of July 11, 2024.

1.2 The definition of “Facility Termination Date” set forth in Exhibit I of the Agreement is amended by deleting the date “July 11, 2024” where it appears therein and replacing it with “July 11, 2025”.

SECTION 2. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof, provided that neither the Facility Termination Date nor a Termination Event or Unmatured Termination Event has occurred and subject to (i) the payment of any fees, costs and expenses due and payable to each Purchaser Agent under the Fee Letter and (ii) the condition precedent that the Administrator shall have received (a) counterparts of this Amendment (whether by facsimile or otherwise) and (b) counterparts of the Fee Letter (whether by facsimile or otherwise) executed by each of the respective parties thereto, each duly executed and dated as of the date hereof (or such other date satisfactory to the Administrator), in form and substance satisfactory to the Administrator.

SECTION 3. Representations and Warranties.

Each of the Seller and the Servicer, as applicable, hereby represents and warrants to each Purchaser, each Purchaser Agent and the Administrator as follows:

(a) Representations and Warranties. Immediately after giving effect to this Amendment, the representations and warranties contained in Exhibit III of the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b) Enforceability. The execution and delivery by each of the Seller and the Servicer of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are (i) within each of its organizational powers and have been duly authorized by all necessary action on each of its parts, (ii) do not contravene or result in a default under or conflict with (A) its constitutional documents; (B) any law, rule or regulation applicable to it except where such contravention, default or conflict would not have a Material Adverse Effect; (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound; or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties except under the Transaction Documents. This Amendment and the Agreement, as amended hereby, are each of the Seller’s and the Servicer’s valid and legally binding obligations, enforceable in accordance with its terms.

(c) No Default. Immediately after giving effect to this Amendment, the Fee Letter and the transactions contemplated hereby and thereby, no Termination Event or Unmatured Termination Event exists or shall exist and the Purchased Interest shall not exceed 100%.

SECTION 4. Effect of Amendment; Ratification. Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.

SECTION 5. Reaffirmation of Performance Guaranty. After giving effect to this Amendment, the Fee Letter and each of the other transactions contemplated hereby and thereby, all of the provisions of the Performance Guaranty shall remain in full force and effect and Vistra hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts (including in PDF or similar electronic format by facsimile or e-mail transmission), each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

SECTION 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN §5-1401 AND §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).

SECTION 8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

SECTION 9. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 10. Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Agreement.

SECTION 11. Post-Closing Covenant. By not later than August 11, 2024, the Seller and Servicer shall instruct all Obligors remitting payments to Energy Harbor LLC by check to cease directing such checks to the Servicer and begin directing such checks to a Lock-Box or Payment Processor. The parties hereto hereby agree that any failure to instruct Obligors remitting payments to Energy Harbor LLC by check to make such payments to a Lock-Box or Payment Processor at any time prior to such date (including prior to the date hereof) shall be deemed to not be a breach of Sections 1(i) or 2(g) of Exhibit IV of the Agreement (or any analogous provision of the Agreement or any other Transaction Document) so long as the Servicer remits such funds to a Collection Account not later than two (2) Business Days following receipt and identification thereof. If, after August 11, 2024, the Seller and Servicer have not instructed all Obligors remitting payments to Energy Harbor LLC by check to cease directing such checks to the Servicer and begin directing such checks to a Lock-Box or Payment Processor, the parties hereto hereby agree that such failure shall be deemed to not be a breach of Sections 1(i) or 2(g) of Exhibit IV of the Agreement (or any analogous provision of the Agreement or any other Transaction Document) if the Servicer, on each date of determination, reduces the Net Receivables Pool Balance by the Outstanding Balance of each Receivable the related Obligor of which has remitted payments to Energy Harbor LLC by check; provided, however, that the Servicer shall at all times remit such funds to a Collection Account not later than two (2) Business Days following receipt and identification thereof. For the avoidance of doubt, the parties hereto are not hereby waiving or permitting any other breach of the Seller and Servicer’s obligations under the Transaction Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TXU ENERGY RECEIVABLES COMPANY LLC,
as Seller

By:	/s/ William M. Quinn
Name: William M. Quinn
Title: Senior Vice President and Treasurer

TXU ENERGY RETAIL COMPANY LLC, in its individual capacity and as Servicer

By:	/s/ William M. Quinn
Name: William M. Quinn
Title: Senior Vice President and Treasurer

VISTRA OPERATIONS COMPANY LLC, as Performance Guarantor

By:	/s/ William M. Quinn
Name: William M. Quinn
Title: Senior Vice President and Treasurer

[Signature Page to Fifteenth Amendment to RPA]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrator

By:	/s/ David R. Núñez
Name: David R. Núñez
Title: Director

By:	/s/ Michael Regan
Name: Michael Regan
Title: Managing Director

[Signature Page to Fifteenth Amendment to RPA]

CACIB PURCHASER GROUP:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Purchaser Agent

By:	/s/ David R. Núñez
Name:	David R. Núñez
Title:	Director

By:	/s/ Michael Regan
Name:	Michael Regan
Title:	Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Committed Purchaser

By:	/s/ David R. Núñez
Name:	David R. Núñez
Title:	Director

By:	/s/ Michael Regan
Name:	Michael Regan
Title:	Managing Director

ATLANTIC ASSET SECURITIZATION LLC, as Conduit Purchaser

By: Credit Agricole Corporate and Investment Bank, as Attorney-in-fact

By:	/s/ David R. Núñez
Name:	David R. Núñez
Title:	Director

By:	/s/ Michael Regan
Name:	Michael Regan
Title:	Managing Director

[Signature Page to Fifteenth Amendment to RPA]

RBC PURCHASER GROUP:

ROYAL BANK OF CANADA, as Purchaser Agent

By:	/s/ Veronica L. Gallagher
Name:	Veronica L. Gallagher
Title:	Authorized Signatory

ROYAL BANK OF CANADA, as Committed Purchaser

By:	/s/ Veronica L. Gallagher
Name:	Veronica L. Gallagher
Title:	Authorized Signatory

By:	/s/ Ross Shaiman
Name:	Ross Shaiman
Title:	Authorized Signatory

THUNDER BAY FUNDING, LLC, as Conduit Purchaser

By:	/s/ Veronica L. Gallagher
Name:	Veronica L. Gallagher
Title:	Authorized Signatory

[Signature Page to Fifteenth Amendment to RPA]

MUFG PURCHASER GROUP:

MUFG BANK, LTD., as Purchaser Agent

By:	/s/ Helen Ellis
Name:	Helen Ellis
Title:	Managing Director

MUFG BANK, LTD., as Committed Purchaser

By:	/s/ Helen Ellis
Name:	Helen Ellis
Title:	Managing Director

GOTHAM FUNDING CORPORATION, as Conduit Purchaser

By:	/s/ Kevin J. Corrigan
Name:	Kevin J. Corrigan
Title:	Vice President

[Signature Page to Fifteenth Amendment to RPA]